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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         As Independent Public Accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated January 26, 2001 (except with respect to the matter in Note 14, as to which the date is March 30, 2001), included in Nuance Communications, Inc.'s Form 10-K for the year ended December 31, 2000 and all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

San Jose, California
October 30, 2001